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                HEALTH MANAGEMENT SYSTEMS, INC. AND SUBSIDIARIES
      EXHIBIT 21 - LIST OF SUBSIDIARIES OF HEALTH MANAGEMENT SYSTEMS, INC.



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                                                                    STATE OF
             SUBSIDIARY                                           INCORPORATION
             ----------                                           -------------

Accelerated Claims Processing, Inc.                                  Delaware
401 Park Avenue South
New York, NY  10016


Quality Medi-Cal Adjudication, Incorporated                         California
10381 Old Placerville Road
Sacramento, CA  95827


Health Care microsystems, Inc.                                      California
200 North Sepulveda Boulevard, Suite 600
El Segundo, CA 90245


CDR Associates, Inc.                                                 Maryland
9642 Deereco Road
Timonium, MD  21093


Health Receivables Management, Inc.                                  Delaware
820 West Jackson Boulevard, Suite 725
Chicago, IL  60607


HSA Managed Care Systems, Inc.                                       Delaware
234 Spring Lake Drive
Itasca, IL 60143 - 3203
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